                                                                    EXHIBIT 99.1

 [ABLEST LOGO]                                    1901 Ulmerton Road, Suite 300
                                                  Clearwater, Florida 33762-2317
                                                  (727) 299-1200
                                                  www.ablest.com

FOR IMMEDIATE RELEASE                                              SYMBOL:  AIH
Wednesday, April 30, 2003                                          TRADED:  AMEX

        ABLEST'S REVENUE INCREASED 21%; FIRST QUARTER LOSS REDUCED BY 79%

         CLEARWATER, Fla., Apr. 30 -- Ablest Inc. reported revenue for the first quarter ended March 30, 2003 of $23.2 million, a 21 percent increase over the corresponding quarter last year. Net loss for the quarter was $69,000 or two cents per basic and diluted share compared to a loss of $327,000 or $0.11 per basic and diluted share in 2002.

         W. David Foster, chief executive officer, said, "Despite persistent economic uncertainty in the first quarter, the Ablest team continued to drive revenue growth and deliver first-rate service to our customers."

         "We have programs in place to develop new business and improve margins," Mr. Foster continued. "In the first quarter those initiatives were offset by the impact of severe pricing pressures within the staffing industry. Higher state unemployment insurance costs have also had a major effect on our margins."

         Mr. Foster added, "We met our objectives in the first quarter by executing our plan and closely managing costs. We continue to benefit from a relatively strong cash position and balance sheet, as well as from our ongoing investment in training."

         Ablest Inc. provides its clients with staffing solutions, managed services and vendor-on-premise (VOP) programs. Staffing solutions include clerical, industrial and information technology personnel provided through Ablest Staffing Services and Ablest Technology Services. Ablest supplies more than 30,000 field employees and consultants to more than 3,500 businesses annually through 47 locations in the Eastern and Southwestern United States.

         Statements made in this news release, other than those concerning historical information, should be considered forward-looking and subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected. Readers should carefully review and consider disclosures, including periodic reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission, which attempt to advise interested parties of the factors, which affect the Company's business.

                                                                      MORE . . .

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PAGE 2 / ABLEST'S REVENUE INCREASED 21%; FIRST QUARTER LOSS REDUCED BY 79%

                                   ABLEST INC.
                       Condensed Statements of Operations
            (Amounts in thousands except share and per share amounts)
                                   (Unaudited)


                                                             For the Thirteen Week
                                                            Periods Ended March 30,
                                                           2003                2002
                                                       -----------         -----------
Net service revenue                                    $    23,239         $    19,227
Cost of services                                            19,116              15,617
                                                       -----------         -----------
     Gross profit                                            4,123               3,610

Sales, general and administrative expenses                   4,245               4,192
                                                       -----------         -----------
     Operating income (loss)                                  (122)               (582)

Other income (expense):
     Interest income (expense), net                             (5)                 50
     Miscellaneous, net                                         16                   4
                                                       -----------         -----------
     Total other income (expense), net                          11                  54
                                                       -----------         -----------
     Income (loss) before income taxes                        (111)               (528)

Income tax expense (benefit)                                   (42)               (201)
                                                       -----------         -----------
     Net income (loss)                                 $       (69)        $      (327)
                                                       ===========         ===========
     Basic net income (loss) per share                 $     (0.02)        $     (0.11)
                                                       ===========         ===========
     Diluted net income (loss) per common share        $     (0.02)        $     (0.11)
                                                       ===========         ===========

Average shares outstanding, basic                        2,861,310           2,900,882
Average shares outstanding, diluted                      2,888,844           2,900,882

                                                                         MORE...

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   PAGE 3 / ABLEST'S REVENUE INCREASED 21%; FIRST QUARTER LOSS REDUCED BY 79%

                                   ABLEST INC.
                            Condensed Balance Sheets
            (Amounts in thousands except share and per share amounts)

                                                                       March 30,2003   December 29,2002
                                                                       -------------   ----------------
         ASSETS                                                         (Unaudited)
CURRENT ASSETS
    Cash and cash equivalents                                            $  2,893         $  1,858
    Accounts receivable, net                                               11,435           11,639
    Prepaid expenses and other current assets                                 449              296
    Current deferred tax asset                                                988              988
                                                                         --------         --------

        Total current assets                                               15,765           14,781

Property, plant and equipment, net                                            783              872
Deferred tax asset, net                                                     2,234            2,234
Goodwill, net                                                               1,283            1,283
Other assets                                                                   41               46
                                                                         --------         --------

     Total assets                                                        $ 20,106         $ 19,216
                                                                         ========         ========

     LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
    Accounts payable                                                     $    345         $    256
    Accrued expenses and other current liabilities                          2,942            4,008
    Short-term borrowings                                                   2,000               --
                                                                         --------         --------

        Total current liabilities                                           5,287            4,264

Other liabilities                                                              76               81
                                                                         --------         --------

     Total liabilities                                                      5,363            4,345
                                                                         --------         --------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
    Preferred stock of $.05 par value; 500,000 shares authorized, none issued or outstanding at
       March 30, 2003 and December 29, 2002                                    --               --
    Common stock of $.05 par value; 7,500,000 shares authorized,
       3,293,395 shares issued and outstanding at
       March 30, 2003 and December 29, 2002                                   165              165
    Additional paid-in capital                                              4,936            4,936
    Retained earnings                                                      11,656           11,725
    Treasury stock at cost; 440,207 and 428,341 shares held at
       March 30, 2003 and December 29, 2002, respectively                  (2,014)          (1,955)
                                                                         --------         --------
       Total stockholders' equity                                          14,743           14,871
                                                                         --------         --------
       Total liabilities and stockholders' equity                        $ 20,106         $ 19,216
                                                                         ========         ========

SOURCE:         Ablest Inc.
CONTACT:        Vincent J. Lombardo, Vice President and Chief Financial Officer,
                727-299-1200 or vlombardo@ablest.com/